UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2004

Sterling Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16276	23-2449551
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 North Pointe Boulevard, Lancaster, Pennsylvania		17601-4133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717-581-6030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2004, Sterling Financial Corporation (the "Corporation") and The Pennsylvania State Banking Company ("Pennsylvania") entered into an amendment to the Agreement and Plan of Merger dated June 14, 2004 to clarify the disposition of the Pennsylvania common stock owned, directly or indirectly, by the Corporation. A copy of the amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 3, 2004, Sterling Finanical Corporation (the "Corporation") completed its acquisition of The Pennyslvania State Banking Company ("Pennsylvania") and its wholly-owned banking subsidiary, Pennsylvania State Bank, for a combination of cash and stock. The transaction was completed pursuant to the Agreement and Plan of Merger dated June 14, 2004 whereby Pennsylvania merged with and into the Corporation with the Corporation as the survivor of the merger. As a result of the merger, Pennsylvania State Bank became a wholly-owned subsidiary of the Corporation.

The Corporation issued a press release announcing the completion of the transaction on December 3, 2004. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with Sterling Financial Corporation's (the "Corporation") consummation of its acquisition of The Pennyslvania State Banking Company ("Pennsylvania"), effective December 3, 2004, William E. Miller, Jr., Chairman of Pennsylvania State Bank, became a member of the Corporation's Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Amendment to Agreement and Plan of Merger, dated November 30, 2004.

99.2 Sterling Financial Corporation's Press Release dated December 3, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Financial Corporation

December 3, 2004	By:	J. Roger Moyer, Jr.

Name: J. Roger Moyer, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Amendment to Agreement and Plan of Merger, dated November 30, 2004
99.2	Sterling Financial Corporation's press release dated December 3, 2004